Exhibit 10.2

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

GOLUB CAPITAL INVESTMENT CORPORATION,

as Seller

and

GCIC FUNDING II LLC,

as Purchaser

Dated as of December 31, 2018

-i-

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of December 31, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between GOLUB CAPITAL INVESTMENT CORPORATION, a Maryland corporation, as seller (in such capacity, the “Seller”) and GCIC FUNDING II LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Effective Date (to the extent applicable) and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related assets to the capital of the Purchaser on the Effective Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans and related assets to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, the Seller, as equityholder and as servicer, Deutsche Bank AG, New York Branch, as facility agent, Wells Fargo Bank, National Association, as collateral agent and collateral custodian, and the agents and lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Purchase Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Schedule of Collateral Obligations” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means, collectively, the Transferred Collateral Obligations and Related Security Conveyed by the Seller to the Purchaser hereunder.

“Transferred Collateral Obligations” means each Collateral Obligation Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Obligations” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods.Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation.

(a)          Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Loan Agreement or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b)          Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Loan Agreement or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c)          The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d)          Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(e)          Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

(f)          Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry under the circumstances.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a)          On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to Convey to the Purchaser, without recourse except to the extent specifically provided herein, on the Effective Date, and the Purchaser agrees to purchase from the Seller on the Effective Date (the “Initial Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Obligation listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Collateral Obligations”) (the Schedule of Collateral Obligations, as amended, supplemented, updated or otherwise modified shall become part of the Schedule of Collateral Obligations attached to the Loan Agreement), together with all other Related Security and all proceeds of the foregoing.

(b)          In the event the Purchaser agrees, from time to time after the Effective Date, to acquire additional Collateral Obligations (including Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Facility Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to the Schedule of Collateral Obligations identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser, and the Purchaser shall purchase, on the applicable Subsequent Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Obligation then reported by the Seller on the Schedule of Collateral Obligations attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing.

(c)          It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other Applicable Law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.

The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.

(d)          In connection with the Initial Conveyance, the Seller agrees to file on or prior to the Effective Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(e)          The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the Loan Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f)          Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Collateral Obligation hereunder, the Purchaser has no rights to or claim of benefit from any Collateral Obligation (or any interest therein) owned by the Seller.

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them by reason of (i) any act or omission constituting bad faith, fraud, willful misconduct, or gross negligence by the Seller in the performance of or reckless disregard of its obligations hereunder or under any other Transaction Document or (ii) any breach by the Seller of any representation, warranty or covenant of the Seller hereunder or under any other Transaction Document, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party and (b) resulting from the performance of the Collateral Obligations.

SECTION 2.3 Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Collateral Obligation be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of indorsement) required to be executed and delivered in connection with (a) the acquisition of a Collateral Obligation as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Collateral Obligation in accordance with the terms of the related Underlying Instruments may reflect that the Seller (or any affiliate thereof or any third party from whom the Seller may purchase a Collateral Obligation) is assigning such Collateral Obligation directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of indorsement) shall be deemed to impair the transfers of the related Collateral Obligation by the Seller to the Purchaser in accordance with the terms of this Agreement.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

SECTION 3.2 Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date (a) first, by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Collateral Obligations to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collections Account utilized for a Reinvestment pursuant to Section 8.3(b) of the Loan Agreement and (b) second, by the Seller making a capital contribution to the Purchaser in an amount equal to the unpaid portion of the Purchase Price.

Notwithstanding any provision herein to the contrary, the Seller may on such Purchase Date elect to designate all or a portion of the Transferred Assets proposed to be transferred by it to the Purchaser on such date as a capital contribution to the Purchaser. In such event, the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Transferred Assets that was so contributed; provided that Transferred Assets contributed to the Purchaser as capital shall constitute Transferred Assets for all purposes of this Agreement and shall be subject to all representations, warranties, covenants and indemnities hereunder (the same as any Transferred Asset acquired by the Purchaser hereunder with a cash payment).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a)          Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

(b)          Power and Authority. The Seller has the power and authority to own, pledge and Convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c)          Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (except as may be created pursuant to this Agreement or any other Transaction Document), or (C) violate in any material respect any Applicable Law except, in the case of subclauses (B) and (C), to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect.

(d)          Execution and Delivery. This Agreement and the Transaction Documents to which the Seller is a party (in any capacity) have been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(e)          Governmental Authorization. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body having jurisdiction over the Seller or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not have a Material Adverse Effect.

(f)          [Reserved].

(g)         No Litigation. There are no proceedings or investigations pending or, to its knowledge, threatened against the Seller, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the ability of the Purchaser to perform its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Transferred Assets or (E) seeking to impose any excise, franchise, transfer or similar tax upon the Conveyance of the Transferred Assets hereunder.

(h)         [Reserved].

(i)          Tax Status. The Seller has timely filed all federal and other material tax returns (foreign, federal, state, local and otherwise) required to be filed by it and has paid all federal and other material taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). It is not liable for taxes payable by any other Person. Any taxes, fees and other governmental charges payable by the Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents and the execution and delivery of this Agreement and the other Transaction Documents have been paid or shall have been paid if and when due at or prior to the Effective Date or the Purchase Date, as applicable.

(j)           Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(k)         Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

i.            this Agreement creates a valid and continuing Lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Facility Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

ii.           the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein;

iii.          the Seller owns and has good and marketable title to the Transferred Collateral Obligations Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any Lien;

iv.          the Seller has received all consents and approvals required by the terms of any Collateral Obligation to the sale and granting of a security interest in the Collateral Obligations hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

v.           the Seller has caused or authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Maryland;

vi.          the Seller has not filed or authorized the filing of, and is not aware of, any financing statement against the Seller that includes as a description of collateral covering any Collateral Obligation other than financing statements (A) relating to the security interest granted to the Purchaser and the Facility Agent under this Agreement or pursuant to any other Transaction Document, or (B) that have been terminated and/or fully and validly assigned to the Facility Agent on or prior to the Effective Date;

vii.         all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Purchaser;

viii.        none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise Conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

ix.          with respect to a Transferred Asset that constitutes a Certificated Security, such Certificated Security has been delivered to the Purchaser or its designee, or will be delivered to the Purchaser or its designee, and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Purchaser or its designee or in blank by an effective Indorsement or has been registered in the name of the Purchaser or its designee upon original issue or registration of transfer by the Seller of such Certificated Security, in each case, promptly upon receipt but in no event later than three (3) Business Days following the related Funding Date; provided that any file-stamped document, promissory note and certificates including in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within three (3) Business Days of the related Funding Date); and in the case of an Uncertificated Security, by (A) causing the Purchaser or its designee to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(l)          Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Collateral Obligation Conveyed hereunder, the Seller Conveyed such Transferred Collateral Obligation to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(m)        Eligibility of Transferred Collateral Obligations. Each Transferred Collateral Obligation Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Obligation. At the time of such Conveyance, no event has occurred and is continuing which could reasonably be expected to affect the collectibility of such Transferred Collateral Obligation or cause it not to be paid in full. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Collateral Obligations and other Transferred Assets hereunder as of such Purchase Date.

(n)         Adequate Capitalization; No Insolvency. The Seller is not the subject of any Insolvency Event. The Seller is adequately capitalized and solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Transaction Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(o)         [Reserved].

(p)         Reports Accurate. No Officer’s Certificate of the Seller, information, exhibit, financial statement, document, book, record or report furnished by the Seller to the Facility Agent, the Collateral Agent, the Lenders, the Agents, or the Collateral Custodian in connection with this Agreement is inaccurate in any material respect as of the date it is dated, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect; provided that, solely with respect to written or electronic information furnished by the Seller which was provided to the Seller from an Obligor with respect to a Loan, such information need only be accurate, true and correct to the knowledge of the Seller; provided, further, that the foregoing proviso shall not apply to any information from an Obligor presented in an Officer’s Certificate of the Seller. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan) provided by or on behalf of the Seller were prepared in good faith based on assumptions believed by the Seller to be reasonable at the time so prepared.

(q)         Selection Procedures. In selecting the Transferred Assets, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

(r)         Investment Company Status. The Seller is regulated as a business development company under the Investment Company Act.

(s)         Payment in Full. The Seller has no knowledge of any fact which leads it or should have led a reasonable person to expect that any payments on any Transferred Asset at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (A) the performance by the Seller of its obligations under this Agreement or any of the Transaction Documents, (B) the validity or enforceability of this Agreement or any of the Transaction Documents, or (C) the Transferred Assets or the interests of the Seller therein.

(t)         [Reserved].

(u)         No Servicer Default; No Facility Termination Event. No Servicer Default or Facility Termination Event has occurred and is continuing.

(v)          [Reserved].

(w)        [Reserved].

(x)         Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Section 10.16 of the Loan Agreement.

(y)         Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof. From and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(z)          [Reserved].

(aa)        Set–Off, etc. As of the related Purchase Date with respect to any Transferred Asset, such Transferred Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the Obligor thereof, and no such Transferred Asset is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Transferred Asset or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Asset otherwise permitted under the Transaction Documents and in accordance with the Servicing Standard.

(bb)       No Fraud. Each Collateral Obligation was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related Obligor.

(cc)       [Reserved].

(dd)       Equity of the Purchaser. The Seller has neither pledged the equity interests of the Purchaser nor otherwise permitted any equity interests of the Purchaser to be subject to a Lien (other than Permitted Liens).

(ee)        Anti-Terrorism, Anti-Money Laundering. i.  The Seller nor any Affiliate, officer, employee or director, acting on behalf of the Seller is (i) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Cuba, Iran, Syria, North Korea, and the Crimea region in Ukraine (the “Sanctioned Countries”); (ii) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries or is owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person who is the subject or target of Sanctions (a “Sanctions Target”); (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Seller is and each Affiliate, officer, employee or director, acting on behalf of the Seller is (and is taking no action which would result in any such Person not being) in compliance with (a) all OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Seller or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned County, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

ii.           The Seller has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Seller, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Seller, threatened.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (other than those representations or warranties that are already so qualified) on and as of such day as though made on and as of such day (or, if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Facility Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a)          Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents and comply in all material respects with all Applicable Laws, including those applicable to the Transferred Collateral Obligations and all proceeds thereof.

(b)          Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and maintain its rights and franchises in its jurisdiction of incorporation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its Constituent Documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such licenses, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business.

(c)          Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the Business Day following the date such Collections are received.

(d)          Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e)          Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f)          Payment, Performance and Discharge of Obligations. The Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents.

(g)         Taxes. The Seller will file on a timely basis all tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(h)         ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on any Transferred Asset under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(i)          Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens. For the avoidance of doubt, this Section 5.1(i) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(j)          Change of Name. Etc. Except as provided in Section 7.5(i) of the Loan Agreement, the Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Facility Agent on behalf of the Seller) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(k)          Sale Characterization. The Seller shall not treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Obligations Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(l)          Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

(m)         Separate Identity. From and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 10.5 of the Loan Agreement; provided that the Seller does not hereby agree to maintain the solvency of the Purchaser.

(n)         Proceedings. The Seller shall furnish to the Facility Agent, promptly and in any event within three (3) Business Days after any Responsible Officer of the Seller receives notice or obtains actual knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Transferred Assets, the Transaction Documents, the Purchaser’s interest in the Transferred Assets or the Seller, in each case which could reasonably be expected to cause a Material Adverse Effect.

(o)         Non-Petition. The Seller hereby agrees that it shall not file, or join in the filing of, any petition in bankruptcy, reorganization, arrangement, receivership, insolvency or liquidation proceedings or similar proceedings under any applicable law against the Purchaser for the nonpayment of any amounts due hereunder until the payment in full of the Advances made under the Loan Agreement and the expiration of a period equal to the applicable preference period under the Bankruptcy Code plus ten (10) days following said payment. The provisions of this Section 5.1(p) shall survive termination of this Agreement.

(p)         Notwithstanding any other provision of this Agreement, the Seller hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event in the Loan Agreement) so long as any amounts due from the Purchaser hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person. The provisions of this Section 5.1(p) are a material inducement for the parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 5.1(p) and the parties hereto may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Collateral Obligations. The Seller agrees that, with respect to any Transferred Collateral Obligation, in the event that, as of the related Cut-Off Date, a Collateral Obligation did not satisfy the definition of “Eligible Collateral Obligation” (each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a Responsible Officer of the Seller and (y) receipt by a Responsible Officer of the Seller of written notice thereof given by the Purchaser, the Facility Agent or any other Secured Party, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the applicable representation or warranty shall be made true and correct or the eligibility criteria set forth in the definition of “Eligible Collateral Obligation” in the Loan Agreement that was not satisfied as of the applicable Cut-Off Date is satisfied; provided, further, that during the Revolving Period no such repurchase or substitution shall be required to be made with respect to any Warranty Collateral Obligation if, after giving effect to the Warranty Collateral Obligation, no Borrowing Base Deficiency exists. Upon payment of the Repurchase Amount pursuant to this Section 6.1, the Purchaser shall convey the related Warranty Collateral Obligation to the Seller, without warranty except for the absence of liens imposed by the Purchaser, the Facility Agent or their respective designees.

SECTION 6.2 Dilutions, Etc. The Seller agrees that if, on any day following the Revolving Period, the Principal Balance of a Transferred Collateral Obligation that has been sold by the Seller hereunder is either reduced or adjusted as a result of any setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Transferred Collateral Obligation in the amount of such setoff and shall, within two (2) Business Days, pay to the Collection Account in immediately available funds an amount equal to such setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a)          All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such Purchase Date;

(b)          [Reserved];

(c)          The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

(d)          The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(d); and

(e)          All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Facility Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(b)          Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)          in the case of the Purchaser:

GCIC Funding II LLC
c/o Golub Capital Investment Corporation
666 Fifth Avenue, 18th Floor
New York, NY 10103
Attention: David Golub

(b)          in the case of the Seller:

Golub Capital Investment Corporation
666 Fifth Avenue, 18th Floor
New York, NY 10103
Attention: David Golub

(in each case, with a copy to the Facility Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (f) if transmitted by e-mail, when electronic communication of receipt is obtained.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Facility Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

SECTION 8.6 Further Assurances.

(a)          The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral Obligations for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b)          The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c)          The Seller shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Facility Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy or e-mail transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 8.9 Binding Effect; Third-Party Beneficiaries. This Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Facility Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

SECTION 8.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 8.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

GOLUB CAPITAL INVESTMENT CORPORATION, as Seller

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

GCIC FUNDING II LLC, as Purchaser

By: Golub Capital Investment Corporation, its designated manager

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

Schedule A

SCHEDULE OF COLLATERAL OBLIGATIONS

None

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:	Deutsche Bank AG, New York Branch 60 Wall Street New York, New York 10005 Attention: Asset Finance Department Facsimile No.: 212-797-5160

Re:	Purchase Notice for Conveyance Date of ______________, 20__

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of December 31, 2018 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between GCIC Funding II LLC, as purchaser (the “Purchaser”), and Golub Capital Investment Corporation, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Obligations listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the cash portion of the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct in any material respect (other than those certifications that are already so qualified) at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects (other than those certifications that are already so qualified) at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of ________, 20__.

Very truly yours,

GOLUB CAPITAL INVESTMENT CORPORATION

By:
Name:
Title:

Wire Instructions
Bank: ABA:
Account Name:
Account Number:
For further credit to account:

Schedule of Collateral Obligations